EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-94749) pertaining to the Tax Reduction Investment Plan of Genentech, Inc. of our report dated May 12, 2005, with respect to the financial statements and schedule of the Genentech, Inc. Tax Reduction Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Palo Alto, California

June 9, 2005